Exhibit 24.02

Power of Attorney

WHEREAS, OKLAHOMA GAS AND ELECTRIC COMPANY, an Oklahoma corporation (herein referred to as the "Company"), is about to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, its annual report on Form 10-K for the year ended December 31, 2022; and

WHEREAS, each of the undersigned holds the office or offices in the Company herein-below set opposite his or her name, respectively;

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints SEAN TRAUSCHKE, W. BRYAN BUCKLER and SARAH R. STAFFORD and each of them individually, his or her attorney with full power to act for him or her and in his or her name, place and stead, to sign his or her name in the capacity or capacities set forth below to said Form 10-K and to any and all amendments thereto, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 22nd day of February, 2023.

Sean Trauschke, Chairman, Principal Executive Officer and Director	/s/	Sean Trauschke
Frank A. Bozich, Director	/s/	Frank A. Bozich
Peter D. Clarke, Director	/s/	Peter D. Clarke
Cathy R. Gates, Director	/s/	Cathy R. Gates
David L. Hauser, Director	/s/	David L. Hauser
Luther C. Kissam, IV	/s/	Luther C. Kissam, IV
Judy R. McReynolds, Director	/s/	Judy R. McReynolds
David E. Rainbolt, Director	/s/	David E. Rainbolt
J. Michael Sanner, Director	/s/	J. Michael Sanner
Sheila G. Talton, Director	/s/	Sheila G. Talton
W. Bryan Buckler, Principal Financial Officer	/s/	W. Bryan Buckler
Sarah R. Stafford, Principal Accounting Officer	/s/	Sarah R. Stafford

STATE OF OKLAHOMA	)
	)	SS
COUNTY OF OKLAHOMA	)

On the date indicated above, before me, Kelly Hamilton-Coyer, Notary Public in and for said County and State, the above named directors and officers of OKLAHOMA GAS AND ELECTRIC COMPANY, an Oklahoma corporation, known to me to be the persons whose names are subscribed to the foregoing instrument, severally acknowledged to me that they executed the same as their own free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the 22nd day of February, 2023.

/s/ Kelly G. Hamilton-Coyer
By: Kelly G. Hamilton-Coyer
Notary Public

My commission expires:

July 6, 2025